UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report
(Date of earliest event reported):
February 16, 2006
IOMAI CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	000-51709	52-2049149
(State or other jurisdiction of	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)
20 Firstfield Road, Suite 250
Gaithersburg, MD 20878
(Address of principal executive offices and zip code)
(301) 556-4500
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(d))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.
On February 16, 2006, the Compensation Committee of the Board of Directors of Iomai Corporation (the “Company”) granted incentive stock options in accordance with the 2005 Stock Incentive Plan, as amended, to certain named executive officers as well as other officers. These grants were communicated to the officers on February 16, 2006. Each option grant is exercisable at $5.51 per share, vests in four equal annual installments beginning February 16, 2007 and will expire on February 16, 2016. The form of the Company’s incentive stock option award has been previously filed with the Securities and Exchange Commission. The option grants to certain named executive officers are as follows:

		Number Options
Name	Title	Granted
Stanley C. Erck	President, Chief Executive Officer, Treasurer and Director	250,000
Gregory M. Glenn, MD	Senior Vice President and Chief Scientific Officer	125,000
Russell P. Wilson	Senior Vice President, Chief Financial Officer, General Counsel and Secretary	125,000
The Compensation Committee also awarded bonuses for 2005 performance and set 2006 base salaries for certain named executive officers and other officers. The 2005 bonus and 2006 base salary information for certain named executive officers is set forth in an exhibit to this filing.
ITEM 9.01. Financial Statements, Pro Forma Financial Statements and Exhibits.
(d)	Exhibits.
10.1	2005 Bonuses and 2006 Cash Compensation

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IOMAI CORPORATION
Date: February 22, 2006	By:	/s/ Russell P. Wilson
		Name:	Russell P. Wilson
		Title:	Chief Financial Officer

EXHIBIT INDEX
The following designated exhibits are filed herewith:

Exhibit No.	Description

10.1	2005 Bonuses and 2006 Cash Compensation